OFFICE
LEASE AGREEMENT

This is a lease entered as of the date immediately preceding the signatures below by and between:

LESSOR

Loraine at Texas Office Tower, Ltd.
dba Centennial Tower, Ltd.
P.O. Box 50290
Midland, Texas 79710-0290

and

LESSEE

Tandem Energy Corporation, A Colorado Corporation
Dalton, DeFrance and Associates, Inc., A Texas Corporation
200 N. Loraine, Suite 500
Midland, Texas 79701

1. Leased Premises: For the consideration and subject to the terms, provisions, and conditions set out below, Lessor lets and leases to Lessee and Lessee leases from Lessor approximately 12,772 square feet of rentable area, known as Suite 500 (herein referred to as the "Leased Premises") on the Fifth (5th) floor of Centennial Tower (herein referred to as the "Building"), located at 200 N. Loraine in the city of Midland, Midland County, Texas, said rentable area being more particularly shown on the floor plan attached hereto as Exhibit "A". Minor variations in rentable area shall not be a basis for any claim against Lessor or for any reduction in rent. The Leased Premises shall be used and occupied by Lessee solely as office space and for no other purpose.

2. Term: This Lease shall be for a term of Forty-Seven (47) months beginning on the 1st day of July, 2006, (herein referred to as the "Commencement Date"), and shall expire on the 31st day of May, 2010.

3. Rent:

a. Annual Period: Lessee covenants and agrees to pay Lessor, at its offices in Midland, Texas, as rent, the following:

07/01/06 to 12/31/06	$8.15 psf	$8,676.00 monthly
01/01/07 to 05/31/07	$8.26 psf	$8,795.00 monthly
06/01/07 to 12/31/07	$8.33 psf	$8,862.00 monthly
01/01/08 to 05/31/08	$8.44 psf	$8,981.00 monthly
06/01/08 to 05/31/10	$8.50 psf	$9,047.00 monthly

Such rent shall be paid to Lessor in advance and without demand, counterclaim or offset, on or before the first day of each calendar month.

b. Second and Succeeding Annual Periods: To provide an equitable adjustment of rental to allow for increases in operating expenses incurred through the operation of the Building, the rental shall be adjusted in accordance with the following procedures:

The Lessor shall prepare annually prior to the end of each calendar year an estimate of total operating expenses for the upcoming calendar year.

Commencing January 1, 2006, Lessee shall pay monthly additional rental consisting of one twelfth (1/12) of the difference between the "Base Year" actual operating expense costs and the upcoming year's estimated operating expense costs allocated to the Leased Premises. For purposes of this Lease Agreement the "Base Year" shall be the calendar year of 2005. This additional rent allocation shall be based on the proportion of the Leased Premises' net rentable area to the Building's total net rentable area. Lessee's proportionate share for purposes defined herein shall be 6.89% of the total estimated operating expense increase.

After the first annual period (first lease year), Lessor may from time to time throughout the calendar year adjust the amount Lessee pays to Lessor monthly for increases in operating expenses, should Lessor reasonably determine that the actual costs for operating expenses are significantly above or below the estimated costs for operating expenses.

LESSOR: ______
LESSEE: ______

In no event shall Lessor include costs for capital replacement items, capital expenditures, leasing commissions, or any expenditure that would be capitalized in accordance with generally accepted accounting principles in the actual or estimated operating expense calculations.

Within ninety (90) days after the conclusion of each calendar year of the Lease Term, or as soon thereafter as possible, Lessor shall provide Lessee a detailed statement of actual operating expenses for the previous calendar year. The actual operating expenses shall be compared to the estimated operating expenses, and Lessee's account shall be adjusted annually by increase or decrease based on Lessee's proportionate share, to reflect actual cost incurred. The Lessee shall then be credited or billed accordingly to reflect this adjustment. The operating expense adjustment shall in no event cause the initial base rent to decrease. In no event shall this Provision 3.b cause the Rent to increase above the previous year's Rent by more than Five Percent (5%) in any one year.

For purposes of calculating Lessee's initial escalation amount, Lessor shall estimate the 2006 calendar year's operating expenses in the first quarter of January, 2006and compare the estimated amount to the actual operating expenses incurred in calendar year 2005 . Lessee shall commence paying the prorated calendar year difference between the amounts in monthly increments beginning January 1, 2006 .

During the last year of the term of this Lease Agreement, Lessee's share of increases in operating expenses shall be calculated on a proportionate basis so Lessee is charged only for increases in operating expenses applicable to those months which this Lease Agreement is in effect.

All sums or amounts which Lessee shall be or become obligated to pay under this Lease shall be deemed Rent, whether referred to as "Rental or Rent or Additional Rent" or otherwise, and Lessor shall have all of the remedies provided by Law for the collection thereof. Additionally, Lessee's obligation to pay its share of actual costs found to be in excess of estimated costs shall survive any termination of this Lease, whether by lapse of time or otherwise.

c. Past Due Rent: Any installments of rent not received by Lessor by the fifth day of each month, shall be assessed a late charge equal to 10% of the total rental amount due. Rental payments not received by the last day of any given month shall be assessed an additional 10% late charge on the total delinquent balance. It is agreed that the late payment charge shall constitute liquidated damages to reimburse Lessor for the damages to Lessor in connection with the handling and processing of late rent installments.

d. Holding Over: Should Lessee hold the Leased Premises after termination of this Lease by lapse of time or otherwise, such holding over shall be deemed a month to month tenancy at the rental which was applicable for the month preceding that in which such holding over began, which such rental shall be payable on the first (1st) day of each and every month during which holding over continues, in advance, until the tenancy is terminated in a manner provided by law. No receipt of money by Lessor from Lessee after termination of this Lease shall affect any prior notice given by Lessor to Lessee and no extension shall be valid unless in writing, signed by Lessor and Lessee. Lessor shall have the right, upon thirty (30) days written notice to Lessee, to prohibit any holding over or to terminate any month to month tenancy. Should Lessee hold the Leased Premises more than thirty (30) days after receipt of such written notice, Lessee shall pay in advance as liquidated damages for each month of such holding, two hundred percent (200%) of the amount stipulated herein as monthly rent installment for the last month of the Lease term and Lessor shall have the right to proceed against Lessee for any additional damages caused thereby.

4. Possession: If Lessor is unable to give possession of the Leased Premises on the Commencement Date by reason of the holding over of any tenant or occupant of the Leased Premises or the Building of which the Leased Premises are a part, the Commencement Date of this Lease shall be adjusted to the date when the Leased Premises are ready for possession by Lessee regardless of whether Lessee actually takes possession of the Leased Premises on such date. Provided that any other provision hereof to the contrary notwithstanding, if Lessee is unable to take possession due to delays in completing work or remodeling required by Lessee, the rent and Commencement Date specified in this Lease shall be effective as herein specified.

5. Repair and Maintenance: Lessee shall take good care of the Leased Premises and Lessor shall have repaired, at Lessee's expense, any damage done to the Leased Premises or Building by Lessee, its agents, employees or visitors. Lessor shall, at its expense, maintain only the roof, foundation, the structural soundness of the exterior walls, heating and air conditioning systems, common areas, plumbing, elevators,

LESSOR: [signature]

LESSEE: [signature]

electrical system including the changing of building standard light bulbs, and shall keep the paving and landscaping outside the Building in good repair and condition. Lessee shall make all repairs to the Leased Premises except as otherwise specified herein. Lessee shall at termination of this Lease, by lapse of time or otherwise, deliver the Leased Premises to Lessor in as good a condition as at commencement of Lessee's occupancy, ordinary wear and tear excepted.

6. Assignment and Subletting: Lessee shall have the right to assign its rights under this Lease or sublet the Leased Premises or any part thereof, with the prior written approval of Lessor, which consent shall not be unreasonably withheld. No assignment or subletting by Lessee shall relieve Lessee or any guarantor of any obligation under this Lease. Any attempted assignment or sublease by Lessee in violation of the terms and covenants of this paragraph shall be void.

7. Entry: Lessor shall have the right to enter the Leased Premises at all reasonable times for the purpose of examining and caring for the same or making repairs or additions. Lessor shall attempt to limit entries to make necessary repairs and alterations to such times so as not to interrupt Lessee's normal business routine, whenever practicable. During the last 60 days of the term, Lessor may exhibit the premises to prospective new tenants.

8. Alterations and Improvements: Lessee will make no alterations in or additions to the Leased Premises without Lessor's prior written consent. All erections, additions, fixtures and improvements, whether temporary or permanent in character (except only the movable office furniture and equipment of Lessee) made in or upon the Leased Premises, either by Lessee or Lessor, shall be Lessor's property, and shall remain upon the Leased Premises at the termination of this agreement without compensation to Lessee. All of Lessee's personal property not promptly removed from the Leased Premises at the termination of this Lease shall be conclusively presumed to have been abandoned by Lessee and forthwith become Lessor's property.

9. Compliance with Laws: Lessor and Lessee shall comply with all laws, ordinances, rules and regulations of all governmental authorities pertaining to use and occupancy of the Leased Premises.

Lessee agrees to comply in all respects with the Americans with Disabilities Act of 1990 ("ADA") with respect to the Leased Premises and shall indemnify and defend Lessor and shall hold Lessor harmless from any damages, loss or liability, resulting from the failure of Lessee to comply with the requirements of the ADA.

10. Default by Lessee:

a. Each of the following shall constitute an "event of default" by Lessee:

1. The Lessee abandons all or any part of the Leased Premises; or

2. The filing of a petition to declare Lessee a bankrupt or to delay, reduce or modify Lessee's debts or obligations, which action would materially affect Lessee's ability to perform its obligations hereunder or for the appointment of a receiver or trustee of Lessee or its property or for the winding up or liquidation of its affairs; or if Lessee makes an assignment for the benefit of Lessee's creditors or admits in writing Lessee's inability to pay the debts due; or

3. The failure of Lessee to pay when due the rent or any other money payments due hereunder, or any part thereof, and such failure shall continue for a period of five (5) days following the receipt by Lessee from Lessor of notice of default specifying that the rent was not paid when due; or

4. The failure of Lessee to fulfill or perform in whole or in part, any agreement or provision of this lease which is a material obligation upon Lessee, other than the payment of rent or any other money amounts due hereunder, and such failure or nonperformance shall continue for a period of ten (10) days after written notice thereof has been given by Lessor to Lessee.

b. Upon the occurrence of any event of default, Lessor shall have the option to do any one or more of the following without any notice or demand, in addition to and not in limitation of any other remedy permitted by law or by this Lease:

1. Terminate this Lease. If Lessee shall fail to immediately surrender the Lease Premises after termination, Lessor may without notice and without prejudice to any other remedy Lessor may have for

LESSOR: [signature]
LESSEE: [signature]

possession or arrearages in rent, enter upon and take possession of the Leased Premises and expel Lessee and its effects without being liable to prosecution or any claim for damages. Lessee agrees to indemnify Lessor for all loss and damage which Lessor may suffer by reason of such termination, whether through inability to relet the Leased Premises or otherwise.

2. Declare the entire amount of the total rent payable during the remainder of the Lease term to be due and payable immediately. Lessee agrees to pay the same to Lessor at once. The acceptance by Lessor of such rent shall not constitute a waiver of any default then existing or thereafter occurring.

3. Enter upon and take possession of the Leased Premises as the agent of Lessee without terminating this Lease and without being liable to prosecution or any claim for damages. Lessor may relet the Leased Premises as the agent of the Lessee for a term or terms which may be less than the term hereof and may grant rent concessions and receive the rent. Lessee shall pay to Lessor on demand any deficiency that may arise by reason of such reletting. Lessor shall have no duty to relet the Leased Premises and the failure of Lessor to relet the Leased Premises shall not affect Lessee's liability for rent or for damages. Lessor shall not be required to pay Lessee any surplus of any sums received by Lessor on a reletting of the Leased Premises.

4. Lessor may do whatever Lessee is obligated to do by the provisions of this Lease and may enter the Leased Premises, by force if necessary, in order to accomplish this purpose, without being liable to prosecution or any claim for damages. Lessee agrees to reimburse Lessor immediately upon demand for any expenses which Lessor may incur in thus effecting compliance with this lease on behalf of Lessee.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or provided by law.

11. Lien: Lessor shall have a landlord's statutory lien and, in addition thereto, Lessee hereby grants unto Lessor a security interest in all of the goods, wares, furniture, fixtures, equipment, supplies and other property of Lessee now or hereafter placed in the Leased Premises, and all proceeds thereof, as security for all of the obligations of Lessee under this Lease; provided that Lessee shall have the right to make sales of its goods, wares and merchandise in the normal course of its business conducted in the Leased Premises free and clear of the lien and security interest (if such use of the Leased Premises is allowed hereunder). Upon the occurrence of any event of default by Lessee, Lessor may, in addition to any other remedies provided herein, enter upon the Leased Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, supplies and other property of Lessee situated on the Leased Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Lessee reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sales the Lessor or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Lessee reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in this Lease at least five (5) days before the time of sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney's fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this paragraph. Any surplus shall be paid to Lessee or as otherwise required by law; and the Lessee shall pay any deficiencies forthwith. Upon request by Lessor, Lessee agrees to execute and deliver to Lessor a financing statement in form sufficient to perfect the security interest of Lessor in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the State of Texas. The statutory lien for rent is not hereby waived, the security interest herein granted being in addition and supplementary thereto.

12. Fire and Casualty:

a. Should the Leased Premises be damaged by fire or other casualty resulting from the fault or negligence of Lessee, Lessee's agents, employees, or invitees, such damage shall be repaired with reasonable and all due diligence, under the direction and supervision of Lessor and rent shall continue without abatement. The

LESSOR:
LESSEE:

cost of such repairs, to the extent covered by Lessor's casualty insurance, shall be borne by Lessor and the excess, if any, by Lessee. In no event, however, shall Lessor be required to repair any improvements, alterations, or fixtures placed on the Leased Premises by Lessee or any items installed at the beginning of the term hereof by or at the request of Lessee other than building standard items.

b. Should the Leased Premises be damaged by fire or other casualty not caused by negligence or fault of Lessee, its agents, employees, licensees, or invitees, the following shall result:

1. Should the Leased Premises be rendered wholly unfit for occupancy and not be susceptible of repair within ninety (90) days after such damage, Lessee shall have the option to terminate this Lease as of the date of such damage and Lessee shall pay rent apportioned to the time of such damage and immediately surrender the Leased Premises to Lessor.

2. Should such damage, however, be susceptible of repair within a ninety (90) day period after occurrence, Lessor shall enter and make repairs without affecting this Lease, but the rent hereunder shall be reduced or abated as shall be equitable while such repairs are being made, unless such damage has been so slight as not to render a substantial part of the Leased Premises unfit for occupancy, in which case rent shall not be reduced. In no event, however shall Lessor be required to repair any improvements, alterations, or fixtures placed on the Leased Premises by Lessee or any items installed at the beginning of the term hereof by or at the request of Lessee other than building standard items.

3. In all cases due allowance shall be made for reasonable delay in effecting repairs where caused by delay, in adjustment of insurance loss, strikes, labor difficulties, or any cause beyond Lessor's control.

13. Casualty Insurance: Lessor shall, at all times during the term of this Lease, at its expense, maintain a policy or policies of insurance, insuring the Building against loss or damage by fire, explosion or other hazards and contingencies in amounts reasonably determined by Lessor. Lessor shall not be obligated to insure any furniture, equipment, machinery, goods or supplies not covered by this Lease which Lessee may bring or obtain upon the Leased Premises, or any other or additional improvement which Lessee may construct thereon or which may be constructed thereon by Lessor at Lessee's expense. Lessee agrees that all personal property upon the Leased Premises shall be at the risk of Lessee only and the Lessor shall not be liable for any damage thereto or theft thereof.

14. Liability Insurance: Lessee shall likewise, at its expense, maintain a policy or policies of comprehensive general liability insurance, issued by an insurance company or companies satisfactory to Lessor, such insurance to afford minimum protection of not less than One Million Dollars ($1,000,000.00) in respect to any one occurrence. Lessee agrees upon the commencement date of this Lease, to supply Lessor with a Certificate of Insurance evidencing such insurance coverage and to name Lessor as additional insured's under such coverage.

15. Mechanic's and Materialmen's Liens: Lessee will not permit any mechanic's or materialmen's lien or liens to be placed upon the Leased Premises or the Building or improvements thereon during the Lease term caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Lessee. In the case of the filing of any such lien, Lessee will pay and discharge the same within ten (10) days after the filing thereof. If Lessee shall fail to pay and discharge such mechanic's or materialmen's lien within such period, then, in addition to any other right or remedy of Lessor, Lessor shall have the right and privilege at Lessor's option of paying the same or any portion thereof (without inquiry as to the validity thereof), and any amounts so paid or incurred by Lessor, including expenses, interest and attorney's fees, shall be paid by Lessee to Lessor on demand.

16. Condemnation of Premises: Should the Leased Premises or the Building be taken or condemned in whole or in part for public purposes, then the term of this Lease, if the Leased Premises are directly affected by such taking, shall, forthwith terminate and Lessor shall receive the entire award from such taking. Lessee hereby waives any right to any portion of such award. The foregoing shall not prohibit Lessee from making any separate claim against the condemning authority for the loss of the fixtures of Lessee or the moving expense of Lessee.

17. Rules and Regulations: Lessee shall comply with the rules and regulations attached to this Lease and any Exhibit made a part hereof, as well as all reasonable changes therein and additions thereto that may from time to time be made by Lessor for the operation and protection of the Building and the protection and welfare of its tenants,

LESSOR: ______
LESSEE: ______

and invitees. Changes and additions shall become effective and a part of this Lease upon delivery of a copy thereof to Lessee.

18. Lessor's Right to Assignment: Lessor shall have the right to transfer, assign, mortgage and convey, in whole or in part, the Building and any and all of its rights under this Lease, and nothing herein shall be construed as a restriction upon Lessor's so doing. Upon such assignment Lessor shall be automatically freed and relieved of any and all liability of any type for the performance of any acts or any damages accruing subsequent to the date of such assignment, it being understood and agreed that the covenants and liability hereunder, if any, shall be binding upon Lessor, its successors and assigns, only during and in respect of their respective periods of ownership.

19. Subordination to Liens: Lessee hereby subordinates this Lease to any mortgage or mortgages or other liens which do now or may hereafter from time to time cover the Building or the land upon which the Building and its appurtenances are situated. Any such mortgage or mortgages or similar instruments, whenever recorded, shall be superior and prior in lien to this Lease, and Lessee agrees to execute any instruments which may be deemed necessary or desirable to further effect the subordination of said lease to such mortgages, liens or instruments, or any of the same and, upon Lessee's refusal after reasonable notice to execute any such instruments, the Lessor may cancel this Lease and the term hereby granted shall thereupon cease and come to an end, provided however that any such mortgagee shall agree not to disturb the possession of Lessee and shall recognize Lessee's rights hereunder in the event such mortgagee obtains possession of the Building of which the Leased Premises are a part through foreclosure or otherwise for so long as Lessee is not in default hereunder. If such mortgagee shall obtain possession of the Building, Lessee covenants and agrees to attorn to any such mortgagee, its successors and assigns so long as such mortgagee agrees not to disturb Lessee's quiet enjoyment of the Leased Premises and recognizes Lessee's rights hereunder.

20. Indemnity: Lessor shall not be liable to Lessee or Lessee's agents, employees, customers or invitees for any injury to person or damage to property caused by any act, omission or neglect of Lessee, the person involved, or any other person for whose acts or omissions Lessor is not responsible, or for any other injury to person or damage to property not caused by the negligence of Lessor, and Lessee agrees to hold Lessor harmless from all claims for any such injury or damage, including without limitation, reasonable legal fees and court costs. Lessee shall not be liable to Lessor, or to Lessor's agents, servants, employees, customers or invitees for any injury to person or damage to property caused by any act, omission or neglect of Lessor, and Lessor agrees to hold Lessee harmless from all claims for such damage, including without limitation reasonable attorney's fees and court costs.

21. Notices: All notices and communications between the parties hereto shall be in writing and may be directed and personally delivered to or mailed by certified mail with return receipt requested to the respective parties hereto at the addresses shown herein. Either party may change such address upon giving the other party written notice of such change.

22. Services by Lessor: Lessor shall furnish or make available to Lessee, while Lessee is actually occupying the Leased Premises and so long as Lessee is not in default under this Lease, the following:

a. Janitor and cleaning service for the Leased Premises on a five (5) day week basis, including such exterior window washing and wall cleaning as may in the judgment of Lessor be reasonably required.

b. Electricity for lighting, electric typewriters, adding machines, standard office reproduction machines, personal computers and similar light office equipment. Any unusual need of electricity, including air conditioning costs therefor, such as for data processing equipment, blueprint equipment, or printing equipment will be supplied by Lessor and paid for by Lessee as metered by Lessor, the cost of such metering to be at the expense of Lessee.

c. Cold water for drinking, lavatory and toilet purposes, drawn through fixtures installed by Lessor or with Lessor's consent, and hot water for lavatory purposes from regular building supply.

d. Lamp and ballast replacement for light fixtures included in building standard improvements.

e. Heating, ventilating and air conditioning service between 8:00 am and 6:00 pm, Monday through Friday and between 8:00 am and 1:00 pm, Saturday at such temperatures and in such amounts as are considered by Lessor to be reasonably required for comfortable use and occupancy under normal business conditions. Lessor

LESSOR: [signature]
LESSEE: [signature]

shall furnish, at an additional charge to Lessee, heating, ventilating and air conditioning on Saturdays, Sundays and holidays only upon request of Lessee, who shall notify Lessor at least twenty-four (24) hours prior to requiring such service.

Lessor does not warrant that any service will be free from interruption caused by repairs, renewals, improvements, change of service, alterations, strikes, lockouts, labor controversies, accidents or other causes beyond Lessor's reasonable control, and Lessor shall not be liable for any stoppage of service provided Lessor uses reasonable diligence to resume the service.

23. Quiet Enjoyment: Lessee, subject to the terms and provisions of this Lease, on payment of the rent and observing, keeping and performing all of the terms and provisions of this Lease on its part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Leased Premises during the term hereof without hindrance or ejection by any persons lawfully claiming under Lessor.

24. Waiver of Subrogation: Lessor and Lessee each hereby waive any and all rights of recovery, claim, action or cause of action against each other, their agents, officers, and employees, for any loss or damage that may occur to the Leased Premises, or any improvements thereto, or any personal property (whether that of Lessor or Lessee) in or on the Leased Premises or Building, by reason of fire, the elements, or any other cause to the terms of fire and extended coverage insurance policies of either party hereto, regardless of cause or origin, including negligence of the parties hereto, their agents, officers, and employees. Lessor and Lessee hereby agree immediately to give to each insurance company which has issued to them the aforesaid policies written notice of the terms of this waiver, and to have the insurance policies properly endorsed and furnish Lessor and Lessee, respectively, with insurance certificates evidencing such endorsements.

25. Force Majeure: Whenever a period of time is herein prescribed for action to be taken by Lessor, Lessor shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or material, war, governmental laws, regulation or restrictions or any other causes of any kind whatsoever which are beyond the control of Lessor.

26. Name of Building: Lessor reserves the right to change the name of the Building at any time and from time to time.

27. Signs: No signs, symbols, or identifying marks shall be put upon the exterior of the building or in the windows, halls, elevators, stair cases, entrances, lobbies, parking areas or upon the doors by Lessee without the prior written approval of Lessor.

28. Common Areas: The use and occupation by Lessee of the Leased Premises shall include the use in common with others entitled thereto of the common areas, parking areas, service roads, loading facilities, sidewalks, and other facilities as may be designated from time to time by Lessor, subject, however, to the terms and conditions of this Lease and to reasonable rules and regulations for the use thereof as prescribed from time to time by Lessor. All common areas and facilities described above shall at all times be subject to the exclusive control and management of Lessor, and Lessor shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this paragraph. Lessor shall have the right to construct, maintain, and operate lighting facilities on all said areas and improvements; to police same; from time to time to change the area, level, location and arrangement of parking areas and other facilities hereinabove referred to; and to restrict parking by Lessee, its officers, agents, and employees to parking areas designated by Lessor.

29. Estoppel Certificates: Lessee agrees that it will from time to time upon request by Lessor execute and deliver to Lessor a statement in recordable form certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same are in full force and effect as so modified), (ii) the dates to which rent and other charges payable under this Lease have been paid, and (iii) that Lessor is not in default hereunder (or if Lessor is in default, specifying the nature of such default). Lessee further agrees that it will from time to time upon request by Lessor execute and deliver to Lessor an instrument in recordable form acknowledging its receipt of any notice of assignment of this Lease by Lessor.

30. Hazardous Materials: Lessee shall not, without Lessor's prior written consent, use, generate, release, spill, store, deposit, transport, or dispose of (collectively "Release") any hazardous substances, sewage, petroleum products, hazardous materials, toxic substances or any pollutants, contaminants or substances, defined as hazardous or toxic under any applicable federal, state, and local laws and regulations,

LESSOR: ________

LESSEE: ________

("Hazardous Substances") in, on or about the Premises. In the event, and only in the event, Lessor approves such Release of Hazardous Substances on the Premises, Lessee agrees that such Release shall occur safely and in compliance with all applicable federal, state, and local laws and regulations. Lessee shall indemnify, hold harmless and defend Lessor its officers, directors, employees and agents from any and all claims, liabilities, losses, damages, cleanup costs and expenses (including reasonable attorney's fees) arising directly or indirectly out of or attributable to failure of Lessee, its agents, servants, employees or invitees to comply with this Section. The provisions of this Section shall survive the expiration or termination of this Lease for any reason.

31. Non Smoking Building: The Lessor may, at any time, elect to designate the Building as a "NON SMOKING" Building in accordance with City Ordinance 743. The term "smoke" or "smoking" as used herein shall mean:

1. Possessing a lighted pipe, cigar or cigarette of any kind or any other lighted smoking equipment or device;
2. The combustion of any cigar, cigarette, tobacco product, or any other combustible substance in any form; or
3. Emitting or exhaling the smoke of a pipe, cigar, cigarette, tobacco product, or any other combustible substance of any kind.

Notwithstanding the above, SMOKING BY LESSEE AND LESSEE'S EMPLOYEES AND INVITEES SHALL BE PROHIBITED IN ANY AREA OF THE BUILDING including but not limited to hallways, restrooms, elevators, entrances, tenant lease spaces, stairwells, storage areas, common areas and any and all other interior areas of the BUILDING. Violation of this lease covenant shall be considered a default of lease.

32. Lessor's Right of Relocation: Lessor and Lessee hereby agree that Lessor shall have the right to relocate Lessee during the term hereof, to comparable office space within the Building at Lessor's expense. Lessor shall incur the cost of moving Lessee's furniture and standard telephone lines and equipment and shall in addition thereto grant Lessee a $100.00 stationary change allowance if Lessee's suite number changes as a result of the relocation. In the event Lessor requires Lessee to relocate and comparable suitable office space is unavailable in the Building, this Lease shall terminate sixty (60) days after Lessee reasonably determines that the comparable space offered by Lessor, if any, is unsuitable for Lessee. Lessee shall have fifteen days from receipt of notification from Lessor, of the need for relocation, to determine whether the comparable space offered by Lessor is suitable. Lessee shall have final discretion on the comparability and suitability concerning the relocation of office space, however said discretion shall be reasonable. NOTWITHSTANDING THE ABOVE, LESSEE (AT LESSEE'S SOLE OPTION) SHALL HAVE THE RIGHT TO REMAIN IN THE LEASED PREMISES AND DENY ANY RIGHT OF RELOCATION.

33. Confidentiality State and Disclaimer: This Lease Agreement, and the economic terms set forth herein, are confidential. The terms of this agreement or previous proposals are not to be made available to any other person without the express written consent of Centennial Towers, Ltd. Furthermore, Lessee shall instruct employees having knowledge of terms presented, that a breach of confidentiality may have an adverse affect upon Lessor and Lessee.

Lessee shall indemnify Lessor for damages caused to Lessor due to Lessee's breach of confidentiality. For purposes of this provision, "damages" shall include, but not be limited to the accumulating loss of rental from tenants of Lessor.

34. Miscellaneous:

a. Lessee and Lessor agree that, unless and except as hereinafter specified, there are no verbal representations, understandings, stipulations, agreement or promises pertaining hereto not incorporated herein. In addition, no provision of this Lease shall be altered, waived, amended or extended, except in writing signed by the proper authorities of both Lessee and Lessor.

b. Lessee's taking possession of the Premises shall constitute its acknowledgment that it has inspected the Premises, is satisfied therewith and that the Premises are in good condition and acceptable to Lessee.

c. The provisions of this Lease shall be binding upon and inure to the benefit of Lessor and Lessee, respectively, and to their respective successors, assigns, heirs, and personal representatives.

LESSOR: ____
LESSEE: ____

d. This Lease shall be construed under and in accordance with the laws of the State of Texas and all obligations of the parties created hereunder are performed in Midland County, Texas.

e. All exhibits attached hereto are incorporated herein and made a part hereof.

f. In construing the terms of this Lease, the pronouns of any gender shall include the other genders, and either the singular or the plural shall include the other.

g. The headings of the paragraphs and subparagraphs of this Lease are inserted solely for convenience of reference and shall not constitute a part of this Lease, nor limit, define or describe the scope or intent of this Lease.

h. This Lease shall be executed in multiple counterparts, each of which shall be deemed originals, but all of which, taken together, shall constitute but one and the same lease.

35. SPECIAL PROVISIONS:

a It is agreed between Lessor and Lessee that Lessor will provide Lessee with Twenty-Three (23) parking spaces located in the Centennial Tower parking garage at no additional charge. The parking may, at Lessor's sole option, be designated or non-designated throughout the term hereof. Additional spaces may be provided on a month-to-month basis, at no charge to Lessee. The additional spaces shall be taken back from Lessee if occupancy/utilization of the garage reasonably warrants such take back.

EXECUTED this 28 day of July, 20 06.

LESSOR: Loraine at Texas Office Tower, Ltd.
d/b/a Centennial Tower, Ltd.

By: Jim Hightower
Name: Jim Hightower
Title: General Partner

LESSEE: Tandem Energy Corporation
A Colorado Corportion

By: Tim G. Culp
Name: Tim G. Culp
Title: PRESIDENT
SS/Tax ID: 84-0748194

LESSEE: Dalton, DeFrance & Associates, Inc.
A Texas Corporation

By: [signature]
Name: Stewart Dalton
Title: Vice-President
SS/Tax ID: 75-2438876

Attachments:

Exhibit "A" - Site Plan
Exhibit "B" - Building Regulations

EXHIBIT "A"
SITE PLAN


RENTABLE
3,620 SQ. FT.
RENTABLE
RENTABLE
1877 SQ. FT.
RENTABLE

(A) SIXTH FLOOR

R/U = 1.153

N. T. S.

PREPARED BY:
J M DRAFTING & DESIGN

AS-BUILT PLAN FOR:
CENTENNIAL TOWER
200 NORTH LORAINE
MIDLAND TEXAS

DATE:
NOV. 16, 2005
JOB # AC05002

PLEASE INITAL

EXHIBIT "B"
BUILDING RULES AND REGULATIONS

1. Sidewalks, doorways, vestibules, hall, stairways, and similar areas shall not be obstructed by tenants or used for any purpose other than ingress and egress to and from the Leased Premises and for going from the Leased Premises and for going from one to another part of the Building.

2. Plumbing fixtures and appliances shall be used only for purposes for which constructed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by a tenant shall be paid by him, and Lessor shall not in any case be responsible therefore.

3. No signs, advertisements or notices shall be painted or affixed on or to any window or doors, or other parts of the Building, except of such color, size and style and in such places, as shall be first approved in writing by Lessor. No nails, hooks or screws shall be driven or inserted in any part of the Building, other than the Leased Premises, except by the building maintenance personnel, nor shall any part be defaced by tenants.

4. Directories will be placed by Lessor, at its own expense, in conspicuous places in the Building. No other directories shall be permitted, unless previously consented to by Lessor in writing.

5. Tenants shall not do, or permit anything to be done in or about the Building, or bring or keep anything therein, that will in any way increase the rate of fire or other insurance on the Building, or on property kept therein, including, but not limited to, the burning of candles or oil lighting, or obstruct or interfere with the rights of, or otherwise injure or annoy, other tenants, or do anything in conflict with the valid pertinent laws, rules and regulations of any governmental authority.

6. Lessor shall have the power to prescribe the weight and position of iron safes or other heavy equipment. To distribute the weight of the equipment, Lessor may require that it stand on supporting devices approved by Lessor. All damage done to the Building by taking in or putting out any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

7. A tenant shall notify the building manager when safes or other heavy equipment (not to exceed the load limit of elevators) are to be taken in or out of the Building, and the moving shall be done under the supervision of the building manager, after permission by Lessor. Persons employed to move such property shall be acceptable to Lessor.

8. Corridor doors, on multi-tenant floors, when not in use, shall be kept closed.

9. No furniture or bulky material of any kind will be received in the Building or carried up or down stairs or in the elevators, except in the manner and at the time specified by Lessor.

10. Each tenant shall cooperate with Lessor's employees in keeping Leased Premises neat and clean. Tenants shall not employ persons for the purpose of such cleaning without prior approval of the Lessor. Lessor shall be in no way responsible to tenants, their agents, employees, or invitees for any loss of property from the Leased Premises or for any damage to property thereon.

11. To insure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc., shall be delivered to any Leased Premises, except by person appointed or approved in writing by Lessor.

12. Should a tenant require telegraphic, telephonic, annunciator or other communication service, Lessor will direct electricians where and how wires are to be introduced and placed, and none shall be introduced or placed except as Lessor shall direct and same shall be at the sole cost and expense of Lessee. Electric current shall not be used for heating without Lessor's prior written permission.

LESSOR: ____
LESSEE: ____

13. Lessor shall, at reasonable hours, have the right to enter premises leased to tenants, to examine same or to make such alterations and repairs as may be deemed necessary.

14. No additional locks or bolts of any kind shall be placed upon any of the doors in the Leased Premises nor shall existing locks be changed or tampered with by Lessee without the consent of the Lessor. Duplicate keys for the premises shall be procured only from the Lessor, who shall charge $5.00 per key. Upon the termination of the Lease, all keys to the premises shall be returned to Lessor.

15. Tenants shall not make or permit any improper noises in the Building, or otherwise interfere in any way with other tenants, or persons having business with them.

16. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in or about the Building, with the exception of seeing eye dogs.

17. Lessor reserves the right to require whatever measures necessary to insure the security of the Building, including, but not limited to, the registering of persons who enter the Building after normal office hours.

18. Lessor reserves the right to rescind any of these rules and make such other and further rules and regulations as in its judgment shall from time to time be needful for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees and invitees, which rules when made and notice thereof given to a tenant shall be binding upon him in like manner as if originally herein prescribed.

LESSOR: ______

LESSEE: ______